UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 19, 2018

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 16th Street
Denver, CO 80202
(Address of principal executive offices including Zip Code)
(303) 405-2100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement

DaVita Inc. (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement with Kent J. Thiry, the Company’s Chairman and Chief Executive Officer and the Chief Executive Officer of DaVita Medical Group, effective as of August 20, 2018. The Amendment removes the additional payment that Mr. Thiry would be eligible to receive for excise taxes incurred under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and replaces such provision with a provision that automatically reduces any payments or benefits related to a change in control of the Company to the extent necessary to avoid the imposition of excise taxes under Section 4999 of the Code, provided that such reduction would result in a better after-tax result for Mr. Thiry. The foregoing summary description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Rule of 65 Policy

On August 19, 2018, the Company adopted a Rule of 65 Policy (the “Policy”) that establishes administrative guidelines for the post-retirement treatment of outstanding equity awards granted prior to the effective date of the Policy and which otherwise do not contemplate retirement vesting. Under the Policy, a qualifying retirement occurs upon an eligible employee’s termination of employment other than a termination by the Company for “cause” (as defined in the applicable underlying award agreement) on or after the date on which the sum of the eligible employee’s age and years of service equals or exceeds 65, with a minimum age of 55 and a minimum of five years of continuous service. Under the terms of the Policy, an eligible employee is generally defined as an “officer” subject to Section 16 of the Securities Exchange Act of 1934, as amended, as of the date of such employee’s termination of employment. In the event of a qualifying retirement, the Policy provides for outstanding equity awards to be treated as follows, subject to the employee's timely execution of a release of claims:

•
Stock-Settled Stock Appreciation Rights (“SSARs”). SSARs will become exercisable in accordance with their normal vesting schedules as if the employee had remained employed with the Company and will remain outstanding until their normal expiration dates, in each case, as set forth in the underlying award agreements, subject to accelerated exercisability in the event of a change in control of the Company in which the SSARs are not assumed or continued.

•	Time-Based Restricted Stock Units (“RSUs”). RSUs will become fully vested and will be settled within 60 days following an eligible employee’s qualifying retirement.

•
Performance-Based Restricted Stock Units (“PSUs”). PSUs will vest as if the employee had remained employed with the Company, based on actual performance during the applicable performance period, with any vested PSUs to be settled no later than 60 days following the end of the applicable performance period, subject to accelerated settlement in the event of a change in control of the Company in which the PSUs are not assumed or continued.

•
Pro-rata Vesting. If the qualifying retirement occurs prior to the first anniversary of the grant date of an eligible award, then the portion of the award eligible for vesting will be prorated based on the number of full months from the grant date to the employee’s qualifying retirement divided by 12.

The foregoing summary description of the Policy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Policy, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment Number Two to Employment Agreement, effective as of August 20, 2018, by and between DaVita Inc. and Kent J. Thiry.

10.2	DaVita Inc. Rule of 65 Policy, adopted on August 19, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: August 23, 2018	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal Officer

INDEX TO EXHIBITS

Exhibit
Number

10.1	Amendment Number Two to Employment Agreement, effective as of August 20, 2018, by and between DaVita Inc. and Kent J. Thiry.

10.2	DaVita Inc. Rule of 65 Policy, adopted on August 19, 2018.